Exhibit 99

               PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.

         FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Wednesday, July 29, 2009

Edwardsville, Illinois - Media Contact Dennis Terry (618) 656-6122

First Clover Leaf Financial Corp. (the "Company") (Nasdaq:FCLF - News) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended June 30, 2009. The dividend will be payable to stockholders of record as of August 14, 2009 and is expected to be paid on August 21, 2009. The Company has 8,126,501 shares of common stock outstanding.

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